Exhibit 99.1
[FARELLA BRAUN + MARTEL LLP LETTERHEAD]
June 5, 2007
Via Facsimile 408-436-4111
Mr. Steven Laub
Chief Executive Officer
Atmel Corporation
2325 Orchard Parkway
San Jose, CA 95131
Patrick Reutens, Esq.
Chief Legal Officer
Atmel Corporation
2325 Orchard Parkway
San Jose, CA 95131
Messrs Laub and Reutens:
     This is to advise you that George Perlegos will not solicit proxies from Atmel shareholders as to any issue, including the makeup of the Atmel board of directors, to be addressed at the Atmel annual shareholders meeting in July 2007. Mr. Perlegos will not attend that meeting nor will he have any representatives or delegates attend that meeting on his behalf.

Sincerely yours,
/s/ John L. Cooper

John L. Cooper

JLC:gmg
cc: George Perlegos